News Release

Contact:
Angie Yang
SVP, Investor Relations
213-251-2219
angie.yang@BBCNbank.com

BBCN BANCORP DECLARES QUARTERLY CASH DIVIDEND OF $0.11 PER SHARE

LOS ANGELES - April 18, 2016 - BBCN Bancorp, Inc. (NASDAQ: BBCN) today announced that its Board of Directors declared a quarterly cash dividend to $0.11 per share. The dividend is payable on or about May 13, 2016 to all stockholders of record as of the close of business on April 29, 2016.

Investor Conference Call

The Company will host an investor conference call on Tuesday, April 19, 2016 at 9:30 a.m. Pacific Time / 12:30 p.m. Eastern Time to review financial results for the 2016 first quarter. Investors and analysts are invited to access the conference call by dialing 866-235-9917 (domestic) or 412-902-4103 (international), and asking for the “BBCN Bancorp Call.” Other interested parties are invited to listen to a live webcast of the call available at the Investor Relations section of BBCN Bancorp’s website at www.BBCNbank.com. After the live webcast, a replay will remain available in the Investor Relations section of BBCN Bancorp’s website for one year. A telephonic replay of the call will be available at 877-344-7529 (domestic) or 412-317-0088 (international) for one week through April 26, 2016, replay access code 10083449.

About BBCN Bancorp, Inc.

BBCN Bancorp, Inc. is the holding company of BBCN Bank, the largest Korean-American bank in the nation with $8.1 billion in assets as of March 31, 2016. Headquartered in Los Angeles and serving a diverse mix of customers mirroring its communities, BBCN operates 50 branches in California, New York, New Jersey, Illinois, Washington and Virginia; eight loan production offices in Seattle, Denver, Dallas, Atlanta, Northern California, Annandale, Virginia, Portland, Oregon and Fremont, California; and a representative office in Seoul, Korea. BBCN specializes in core business banking products for small and medium-sized businesses, with an emphasis in commercial real estate and business lending, SBA lending and international trade financing. BBCN Bank is a California-chartered bank and its deposits are insured by the FDIC to the extent provided by law. BBCN is an Equal Opportunity Lender.

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